Exhibit 99.1

Report of Independent Auditors

Board of Directors
Eagle BancGroup, Inc.

We have audited the consolidated statement of condition of Eagle
BancGroup, Inc. and its subsidiaries as of December 31, 1996, not included herein, and the related consolidated statements of income, and cash flows and changes in stockholders' equity for year then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to
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obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Eagle BancGroup, Inc. and subsidiaries at December 31, 1996 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

/S/ Ernst & Young LLP

Indianapolis, Indiana
January 17, 1997